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EXHIBIT 99.9

                                                                  April 24, 2002

Mr. John G. Tramontana
Chairman of the Board
Bigmar, Inc.                       FAX: (41)-91 985.26.41
Via Cadepiano 24
CH-6917 Barbengo
Switzerland

         RE: Resignation as Director of Bigmar, Inc.

Dear Mr. Tramontana:

         Effective immediately this letter confirms my resignation as a member of the board of directors of Bigmar, Inc., a Delaware corporation ("the Company").

         Over many months, the American directors of the Company and I have had great difficutly obtaining timely, accurate and complete information regarding the Company's finances and operations. Consequently, it was becoming increasingly more difficult for me to function effectively as a director of the Company. The manner in which the April 16, 2002 meeting of the Company's board of directors was noticed, with a very full agenda and virtually no supporting information, forced my decsion to resign prior to that meeting.


                                        Very truly yours,


                                        /s/ John S. Hodgson

                                        John S. Hodgson